UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒    Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

ROPER TECHNOLOGIES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Roper Technologies, Inc. Annual Meeting of Shareholders Tuesday, May 19, 2026 10:00 AM, Eastern Time The Westin Sarasota, 100 Marina View Drive, Sarasota, Florida 34236 For a convenient way to view proxy materials, VOTE, and obtain directions to attend the meeting go to www.proxydocs.com/ROP To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet. If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before May 8, 2026. SEE REVERSE FOR FULL AGENDA Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report or Form 10-K Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting To Be Held On May 19, 2026 For Shareholders of record as of March 23, 2026 To order paper materials, use one of the following methods. Internet: www.investorelections.com/ROP Call: 1-866-648-8133 Email: paper@investorelections.com * If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material. Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

Roper Technologies, Inc. Annual Meeting of Shareholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 3, 4 AND 5 AGAINST ON PROPOSAL 6 PROPOSAL 1. Election of nine director nominees for a one-year term 1.01 Shellye L. Archambeau 1.02 Amy Woods Brinkley 1.03 Irene M. Esteves 1.04 L. Neil Hunn 1.05 Robert D. Johnson 1.06 Thomas P. Joyce, Jr. 1.07 John F. Murphy 1.08 Laura G. Thatcher 1.09 Richard F. Wallman 2. Advisory vote to approve the compensation of our named executive officers. 3. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2026. 4. Approval of an Amendment to the Roper Technologies, Inc. 2021 Incentive Plan. 5. Approval of the Amended and Restated Roper Technologies, Inc. Employee Stock Purchase Plan. 6. Shareholder proposal regarding a strategic review of a proposed spin-off of the Application Software and Network Software segments.